UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 6, 2006


                          CADENCE RESOURCES CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           UTAH                         0-25170                  87-0306609
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


4110 Copper Ridge Drive, Suite 100, Traverse City, MI            49684
--------------------------------------------------------------------------------
     (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (231) 941-0073



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On January 31, 2006, Aurora Antrim North, L.L.C. ("North"), a wholly owned borrowing subsidiary of Aurora Energy, Ltd ("Aurora"), which is a wholly owned subsidiary of Cadence Resources Corporation ("the Company") closed its purchase of the oil and gas leases, working interests, and interests in related pipelines and production facilities located in the Hudson Township area of the Michigan Antrim gas play, commonly known as the "Hudson Project", previously disclosed in a Form 8-K filing dated January 20, 2006. The Hudson Project includes interests in the Hudson 34, Hudson SW, Hudson NE, Hudson NW, Hudson West, Hudson 13, Hudson 19, Hudson IV, Boyne Valley and Chandler projects. Also included in the assets purchased is a membership interest in the Hudson Pipeline and Processing Company, L.L.C. These assets are referred to in the attached financial statements and pro forma financial statements as the "Hudson Properties".

As a result of closing on the purchase of the Hudson Properties, the Company holds from 49% to 96% working interests in many fields, and will otherwise generally control most of the gas producing assets in this area. The Hudson Properties were purchased from NorAm Energy, L.L.C., Provins Family, L.L.C., and O.I.L. Energy Corp (collectively "OIL"). The purchase price paid was approximately $27,500,000. Aurora has replaced OIL as the operator of those properties in the Hudson Properties that were previously operated by OIL.

Neither the Company nor any of its subsidiaries has a material relationship with OIL other than their previous relationship as joint venture partners in development of the assets in question.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2006, North also closed on a line of credit facility with BNP Paribas ("BNP"). At closing, North was given an initial credit availability of $40 million. Under the BNP documents, as the assets in North become proved, the credit availability will be increased up to a $100 million maximum. However, under an Intercreditor and Subordination Agreement between BNP and TCW Energy, et al ("TCW"), the credit availability from BNP is limited to $50 million unless TCW consents to an increase in the credit availability or TCW is paid off.

The credit facility that North previously had with TCW for up to $50 million remains in place. However, TCW agreed to accept a subordination of its position to a second place security interest behind BNP with respect to all of the assets pledged as collateral except for the membership interest in North that is owned by Aurora. In addition to a pledge of North's Michigan properties, Aurora and the Company were required to guarantee North's payment of the BNP credit facility. In connection with its guarantee, the Company was required to pledge its stock in Aurora.

The BNP credit facility allows North to select from either of two interest rates, (a) prime, or (b) LIBOR plus 1.25-2.0%, depending upon how much of the credit availability has been advanced. Interest payments on prime loans is paid quarterly in arrears on the last day of March, June, September and December. Interest payments on LIBOR loans is paid in arrears on the last date of the term of the LIBOR period selected, but no less frequently than every three months. The BNP credit facility matures on the earlier of January 31, 2010 or 91 days prior to the maturity of the TCW Second Lien Notes, which are currently due on September 30, 2009 (assuming the TCW Second Lien Notes have not been prepaid). Upon maturity, Aurora is required to pay all outstanding principal and interest to BNP.

Prime notes issued to BNP may be prepaid at any time without any prepayment penalty. LIBOR notes issued to BNP may be prepaid at any time without any prepayment penalty, except that BNP is entitled to be compensated for any loss or expense attributed to the early LIBOR note prepayment. North is required to provide BNP with a semi-annual engineering report which may result in an increase or decrease in credit availability. North is also required to pay to BNP quarterly commitment fees of 0.375% calculated on the unused amount of the credit availability.

The total principal amount outstanding on the TCW credit facility is $40 million, out of $50 million available. The additional $10 million remains available at a fixed interest rate of 11.5% per annum payable quarterly in arrears.

ITEM 9.01

      (a)   Financial Statements of Business Acquired

            The financial statements relating to the acquired OIL properties appear at pages F-1 to F-8.

      (b)   Pro Forma Financial Information

            The pro forma financial statements showing the effects of the acquisition of the OIL properties appear at pages PF-1 to PF-5.

      (c)   Exhibit Index

            Exhibit No.      Description
            -----------      -----------

            23.1             Consent of Rachlin Cohen & Holtz LLP

            23.2             Consent of Ryder Scott Company


                                   SIGNATURES

According to the requirements of the Securities Exchange Act of 1939, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on April 14, 2006.

                                         CADENCE RESOURCES CORPORATION


Date: April 14, 2006                     /s/ William W. Deneau
                                         -----------------------------
                                         By:  William W. Deneau
                                         Its: President

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE
                                                                        ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                  F-1

FINANCIAL STATEMENT

   Statement of Combined Revenues and Direct Operating
     Expenses of the Hudson Properties Purchased from Certain
     Private Companies                                                   F-2
   Notes to Statement of Combined Revenues and Direct
     Operating Expenses                                               F-3 - F-4

SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)                      F-5 - F-8

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

   Introduction                                                         PF-1
   Condensed Consolidated Balance Sheet                                 PF-2
   Notes to Condensed Consolidated Balance Sheet                        PF-3

PRO FORMA SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)           PF-4 - PF-5

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Cadence Resources Corporation and Subsidiaries
Traverse City, Michigan


We have audited the accompanying Statement of Combined Revenues and Direct Operating Expenses of the Hudson Properties Purchased from Certain Private Companies for the year ended December 31, 2005 and from commencement of operations in 2004 to December 31, 2004. This financial statement is the responsibility of the Cadence Resources Corporation and Hudson Properties management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Cadence Resources Corporation and is not intended to be a complete presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the Hudson Properties as described in Note 2 for the year ended December 31, 2005 and from commencement of operations in 2004 to December 31, 2004 in conformity with accounting principles generally accepted in the United States.


                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 11, 2006

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

         STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE HUDSON PROPERTIES PURCHASED FROM CERTAIN PRIVATE COMPANIES

                                                                            From
                                                                        Commencement
                                                             Year      of Operations
                                                            Ended       in 2004 to
                                                         December 31,   December 31,
                                                             2005           2004
                                                         ------------   ------------
Revenues                                                 $  4,192,385   $     37,835

Direct operating expenses                                   1,451,429         25,250
                                                         ------------   ------------

Excess of revenues over direct operating expenses        $  2,740,956   $     12,585
                                                         ============   ============

    The accompanying notes are an integral part of this financial statement.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

                   NOTES TO STATEMENT OF COMBINED REVENUES AND
               DIRECT OPERATING EXPENSES OF THE HUDSON PROPERTIES
                    PURCHASED FROM CERTAIN PRIVATE COMPANIES

NOTE 1.     THE PROPERTIES

            On January 31, 2006, Aurora Antrim North, L.L.C. ("North"), a wholly-owned subsidiary of Cadence Resources Corporation ("Cadence" or "the Company"), completed the acquisition of oil and gas leases, working interests, and interests in related pipelines and production facilities that are located in the Hudson Township area of the Michigan Antrim gas play, in accordance with the terms of the Asset Purchase Agreement dated January 10, 2006. The interests acquired are collectively referred to as the Hudson Properties. The interests in the related pipelines and production facilities were acquired through a membership interest in Hudson Pipeline and Processing Co., L.L.C. ("HPPC"). The Hudson Properties were acquired from NorAm Energy LLC, Provins Family, LLC and O.I.L. Energy Corp (collectively, "OIL") which are privately owned companies that are affiliated by means of common ownership. HPPC and the other properties acquired from OIL commenced operations on or about November 30, 2004. The total purchase price for the Hudson Properties was $27,500,000 subject to certain adjustments provided for in the purchase agreement. Cadence previously owned a working interest in the properties and a membership interest in HPPC. This acquisition increased the Company's working interest in the project area from an average of 49% to 96% and increased the membership interest in HPPC from 48.75% to approximately 97.5%. In accordance with the purchase agreement, the Company will replace OIL as operator of the Hudson Properties.

NOTE 2.     BASIS OF PRESENTATION

            The statement of combined revenues and direct operating expenses has been derived from OIL's historical financial records and has been prepared on the accrual basis of accounting. The historical oil and gas property records were maintained on the successful efforts method of accounting. Cadence accounts for its oil and gas activities on the full cost method of accounting, and it is anticipated that the effects of converting OIL's basis of accounting to the full cost method of accounting to conform with Cadence will not be material. Revenues and direct operating expenses as set forth in the accompanying statement include revenues from oil and gas production and associated direct operating expenses related to the working interest acquired by North in the Hudson Properties. The accompanying statement also includes all of the transportation, compression and processing revenues and direct operating expenses of HPPC for the periods presented.

            During the periods presented, the Hudson Properties were not accounted for or operated as separate entities by OIL. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

            This statement varies from an income statement in that it does not show certain expenses which were incurred in connection with the ownership of the Hudson Properties, such as general and administrative expenses, and income taxes. These costs were not separately allocated to the Hudson Properties in OIL's historical financial records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

                   NOTES TO STATEMENT OF COMBINED REVENUES AND
               DIRECT OPERATING EXPENSES OF THE HUDSON PROPERTIES
                    PURCHASED FROM CERTAIN PRIVATE COMPANIES
                                   (Continued)

NOTE 2.     BASIS OF PRESENTATION (Continued)

            would actually have been had the Hudson Properties been operated historically as separate entities. In addition, these allocations, if made using OIL's historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Hudson Properties had they been assets of North, due to the varying size, structure, and operations between North and OIL. This statement does not include provisions for depreciation, depletion and amortization because such amounts would not be indicative of future costs which would be incurred by North upon allocation of the purchase price. Accordingly, this financial statement and other information presented are not indicative of the financial condition or results of operations of North going forward due to the changes in the business and the omission of various operating expenses. For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for North.

NOTE 3.     CASH FLOWS

            Cash flows from operating activities for the Hudson Properties were $1,676,573 and $(29,065) for the periods ended December 31, 2005 and 2004, respectively. Cash used for investing activities amounted to $12,956,208 and $3,185,887 for the periods ended December 31, 2005 and 2004, respectively, and was primarily used to drill and develop wells and build facilities and pipelines during 2005 and 2004. These investing activities were financed primarily through debt financing and member contributions to HPPC for both years.

NOTE 4.     COMMITMENTS AND CONTINGENCIES

            Pursuant to the terms of the Asset Purchase Agreement dated January 10, 2006, North is obligated for any claims, costs, judgments or expenses which may be incurred by OIL from or after the closing date attributable to any breach of a representation or warranty made by North and any OIL indemnified loss arising from ownership or operation of the Properties from and after the closing date, and OIL is obligated for certain specified indemnities to North. Neither party is entitled to indemnification from the other party unless and until the aggregate amount of indemnified losses exceeds $100,000, in which case the indemnified party is entitled to the entire amount of such claims. The Agreement further provides that the indemnification obligations shall expire six months from the date of the agreement, unless at that time an indemnification claim is pending, in which case the indemnification obligations shall survive the expiration date as to the pending claim.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL OIL AND GAS INFORMATION OF THE HUDSON PROPERTIES
                    PURCHASED FROM CERTAIN PRIVATE COMPANIES
                                   (UNAUDITED)

Supplemental Reserve Information. The following information presents estimates of the proved gas reserves for the Hudson Properties. OIL retained the services of an independent petroleum consultant (Ryder Scott Company, Houston, Texas) to estimate its proved natural gas reserves in Michigan at January 1, 2006 and 2005. Natural gas reserves at January 1, 2006 were estimated under the Securities and Exchange Commission ("SEC") reporting standards. Natural gas reserves at January 1, 2005 were not estimated under the SEC reporting standards because OIL had not undertaken this independent study.

                          Estimates of Proved Reserves

                                                         Natural Gas
                                                            (MCF)
                                                         -----------
            Proved reserves as of January 1, 2005         10,823,733
            Revisions of previous estimates               (1,209,387)
            Extensions and discoveries                     8,552,735
            Production                                      (432,780)
                                                         -----------

            Proved reserves as of January 1, 2006         17,734,301
                                                         ===========

            Proved developed reserves:
               January 1, 2005                             2,439,056
               January 1, 2006                            12,316,681

The assumptions used for the estimated net proved natural gas reserves and the PV-10 value of the reserves as of January 1, 2005 are as follows. The prices of natural gas utilized in this study (for PV-10 calculations) were based on NYMEX strip prices as of February 25, 2005 for the periods from 2005 through 2008 and held constant thereafter. Each project has a specific price deck due to financial hedges in place at the end of the year, transportation costs which averaged $.38/mcf and basis premium adjustments which averaged $.115/mcf. Michigan natural gas basis premium to NYMEX has been as high as $.25/MCF in the past five years. The net average price after these deductions for all years presented was approximately $5.36/mcf. Other revenue represents post production cost credits. Deductions are comprised of production taxes, normal direct costs of operating the wells, ad valorem taxes and development costs.

The average year-end prices (net of basis adjustments and transportation costs) used to estimate natural gas reserves as of January 1, 2006 in accordance with SEC guidelines was $9.61/mcf.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following information has been developed utilizing procedures prescribed by SFAS No. 69, "Disclosures about Oil and Gas Producing Activities," and are based on natural gas reserve and production volumes estimated by OIL's independent reserve engineers. It may be useful for certain comparison purposes, but should not be solely relied upon in evaluating the Hudson Properties or their performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Hudson Properties.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL OIL AND GAS INFORMATION OF THE HUDSON PROPERTIES
                    PURCHASED FROM CERTAIN PRIVATE COMPANIES
                                   (UNAUDITED)
                                   (Continued)

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Continued)

The future cash flows presented below are computed by applying year-end prices to year-end quantities of proved natural gas reserves. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved reserves based on year-end costs and assuming continuation of existing economic conditions. It is expected that material revisions to some estimates of natural gas reserves may occur in the future, development and production of the reserves may occur in periods other than those assumed, and actual prices realized and costs incurred may vary significantly from those used.

The following table sets forth the Standardized Measure of Discounted Future Net Cash Flows from projected production of the natural gas reserves from the Hudson Properties as of January 1, 2006.

      Future revenues (1)                                   $ 171,366,212
      Future production costs (2)                             (45,723,694)
      Future development costs (2)                             (5,378,848)
                                                            -------------
      Future net cash flows before income taxes               120,263,670
      Future income tax expense (3)                           (33,095,558)
                                                            -------------
      Future net cash flows after income taxes                 87,168,112
      Discount at 10% per annum                               (49,231,447)
                                                            -------------
      Standardized measure of discounted future
        net cash flows                                      $  37,936,665
                                                            =============

(1) Natural gas revenues are based on year-end prices with adjustments for changes reflected in existing contracts. There is no consideration for future discoveries or risks associated with future production of proved reserves.

(2) Based on economic conditions at year-end. Does not include administrative, general or financing costs. Does not consider future changes in development or production costs.

(3) Future income taxes are computed by applying the statutory tax rate to future net cash flows reduced by the tax basis of the properties, the estimated permanent differences applicable to future oil and gas producing activities and tax carry forwards.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL OIL AND GAS INFORMATION OF THE HUDSON PROPERTIES
                    PURCHASED FROM CERTAIN PRIVATE COMPANIES
                                   (UNAUDITED)
                                   (Continued)

Changes in Standardized Measure of Discounted Future Cash Flows

The following table sets forth the changes in Standardized Measure of Discounted Future Net Cash Flows for the year ended December 31, 2005.

Beginning balance - January 1, 2005                               $  14,766,035
                                                                  -------------

Revisions to proved reserves                                         (6,820,941)
New discoveries and extensions, net of future
  development and production costs                                   27,591,472
Sales of gas produced, net of production costs                       (2,396,800)
Previously estimated development costs incurred                       3,762,524
Net change in income taxes                                          (14,286,630)
Net changes in prices and production costs                           35,275,097
Accretion of discount                                                (1,476,610)
Changes in timing and other                                         (18,477,482)
                                                                  -------------
Net change in standardized measure of discounted
  cash flows                                                         23,170,630
                                                                  -------------

Ending balance - January 1, 2006                                  $  37,936,665
                                                                  =============

Capitalized Costs Related to Oil and Gas Producing Activities

The following table sets forth the capitalized costs relating to the natural gas producing activities for the Hudson Properties at December 31, 2005.

            Proved properties                          $  8,606,980
            Unproved properties                              82,960
            Wells and related equipment and
              facilities                                  5,243,322
                                                       ------------
                                                         13,933,262
            Accumulated depreciation, depletion
              and amortization                             (439,675)
                                                       ------------
            Net capitalized costs                      $ 13,493,587
                                                       ============

Costs Incurred in Oil and Gas Producing Activities

The acquisition, exploration and development costs disclosed in the following table are in accordance with definitions in SFAS No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies." Acquisition costs include costs incurred to purchase, lease or otherwise acquire property. Exploration costs include exploration expenses, additions to exploration wells in progress, and depreciation of support equipment used in exploration activities. Development costs include additions to production facilities and equipment, additions to development wells in progress and related facilities, and depreciation of support equipment and related facilities used in development activities.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

          SUPPLEMENTAL OIL AND GAS INFORMATION OF THE HUDSON PROPERTIES
                    PURCHASED FROM CERTAIN PRIVATE COMPANIES
                                   (UNAUDITED)
                                   (Continued)

Costs Incurred in Oil and Gas Producing Activities (Continued)

The following table sets forth costs incurred related to natural gas activities for the Hudson Properties for the year ended December 31, 2005.

            Property acquisition costs                  $    307,414
            Exploration                                           --
            Development                                   10,629,475
                                                        ------------
                Total costs incurred                    $ 10,936,889
                                                        ============

Results of Operations

The following table sets forth the results of operations related to natural gas activities for the Hudson Properties for the year ended December 31, 2005.

            Gas sales                                   $ 3,539,023
            Lease operating costs                          (570,800)
            Severance taxes                                (160,966)
            Transportation costs                           (308,580)
            Depreciation and depletion                     (437,315)
                                                        -----------
                                                          2,061,362
            Provision for income taxes (1)                 (721,477)
                                                        -----------
            Results of producing activities             $ 1,339,885
                                                        ===========

(1) A 35% effective tax rate was used for computing the provision for income taxes.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

         INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

The following unaudited pro forma condensed consolidated balance sheet and related notes are presented to show effects of the acquisition of the Hudson Properties purchased by Aurora Antrim North, L.L.C. ("North"), a wholly-owned subsidiary of Cadence Resources Corporation ("Cadence" or "the Company"), on January 31, 2006 from NorAm Energy LLC, Provins Family, LLC and O.I.L. Energy Corp (collectively, "OIL") which are privately owned companies that are affiliated by means of common ownership.

The pro forma condensed consolidated balance sheet is presented based on the assumption that the acquisition occurred effective December 31, 2005.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated balance sheet. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition occurred on the date referenced above, and should not be viewed as indicative of the financial condition in future periods. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the notes thereto, Cadence Resources Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Statement of Combined Revenues and Direct Operating Expenses of the Hudson Properties Purchased from Certain Private Companies included elsewhere herein.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005
                                   (UNAUDITED)

                                                                       Pro Forma Adjustments
                                                                  --------------------------------
                                                                      Hudson          Other 2006
                                                                    Properties        Subsequent
                                                   Historical       Acquisition         Events           Pro Forma
                                                 --------------   --------------    --------------    --------------
Current assets                                   $   19,256,000   $      (50,000)   $   15,870,000    $   35,076,000
Oil and gas properties, using full
  cost accounting                                    68,961,000       28,775,000          (303,000)       97,433,000
Deposit on purchase of oil and
  gas properties                                      3,206,000               --        (3,206,000)               --
Property and equipment, net                           3,610,000               --                --         3,610,000
Goodwill and other intangibles                       19,171,000               --                --        19,171,000
Other investments                                     1,856,000       (1,225,000)               --           631,000
Other assets                                            762,000        2,500,000                --         3,262,000
                                                 --------------   --------------    --------------    --------------
    Total assets                                 $  116,822,000   $   30,000,000    $   12,361,000    $  159,183,000
                                                 ==============   ==============    ==============    ==============

Current liabilities                              $   13,832,000   $           --    $   (2,130,000)   $   11,702,000
Deposit on sale of oil and gas properties             3,509,000   $           --        (3,509,000)               --
Long-term liabilities                                42,795,000       30,000,000                --        72,795,000
                                                 --------------   --------------    --------------    --------------
    Total liabilities                                60,136,000       30,000,000        (5,639,000)       84,497,000

Redeemable preferred stock                               60,000               --                --            60,000
Shareholders' equity                                 56,626,000               --        18,000,000        74,626,000
                                                 --------------   --------------    --------------    --------------
    Total liabilities and shareholders' equity   $  116,822,000   $   30,000,000    $   12,361,000    $  159,183,000
                                                 ==============   ==============    ==============    ==============

The accompanying notes to the unaudited pro forma condensed balance sheet are an integral part of this statement.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

BASIS OF PRESENTATION

The unaudited pro forma balance sheet as of December 31, 2005 is based on the audited financial statements of Cadence as of and for the year ended December 31, 2005, the audited statement of combined revenues and direct operating expenses for the Hudson Properties purchased from certain private companies for the periods ended December 31, 2005 and 2004, and the adjustments and assumptions described below.

PRO FORMA ADJUSTMENTS

The unaudited pro forma balance sheet reflects the following adjustments:

Hudson Properties Acquisition

      1. Record the purchase price of Hudson Properties, totaling $27,500,000 funded with borrowings under the senior secured credit facility with BNP of $30,000,000.

      2. Reclassify investment in HPPC from other investments to oil and gas properties

      3. Record transaction costs, primarily legal and auditing fees, relating to the purchase of the Hudson Properties from OIL.

Other 2006 Subsequent Events

      1. Record acquisition of 64,000 acres of New Albany Shale acreage in the Wabash Project and sale of half interest in accumulated 95,000 acres, resulting in net acreage gain.

      2. Record receipt of net proceeds from the exercise of certain options and warrants.

      3. Reference is made to Note 26 of financial statements included in 2005 Annual Report on Form 10-KSB of Cadence.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

                 PRO FORMA SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)

The following tables set forth certain unaudited pro forma information concerning Cadence's proved oil and gas reserves as of December 31, 2005, giving effect to the purchase of the Hudson Properties from OIL as if it had occurred on January 1, 2005. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projection of future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

                          Estimates of Proved Reserves

                                                                   Oil
                                          ------------------------------------------------
                                              Cadence        Acquisition         Pro
                                               MBbls            MBbls           Forma
                                          --------------   --------------   --------------
Proved reserves as of December 31, 2004               --               --               --
Revisions of previous estimates                        6               --                6
Purchases of minerals in place                       103               --              103
Extensions and discoveries                            --               --               --
Production                                           (10)              --              (10)
                                          --------------   --------------   --------------
Proved reserves as of December 31, 2005               99               --               99
                                          ==============   ==============   ==============

Proved developed reserves:
   December 31, 2004                                  --               --               --
   December 31, 2005                                  70               --               70

                                                               Natural Gas
                                          ------------------------------------------------
                                              Cadence        Acquisition         Pro
                                               MMcf             MMcf            Forma
                                          --------------   --------------   --------------
Proved reserves as of December 31, 2004           34,949           10,823           45,772
Revisions of previous estimates                    5,381           (1,209)           4,172
Purchases of minerals in place                     1,572               --            1,572
Extensions and discoveries                        22,107            8,553           30,660
Production                                          (688)            (433)          (1,121)
                                          --------------   --------------   --------------
Proved reserves as of December 31, 2005           63,321           17,734           81,055
                                          ==============   ==============   ==============

Proved developed reserves:
   December 31, 2004                              12,520            2,439           14,959
   December 31, 2005                              45,205           12,317           57,522

The following information is a summary of pro forma standardized measure of discounted future net cash flows from proved oil and gas reserves of Cadence as of December 31, 2005, net of income tax expense and includes the effects of the Acquisition. Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs were computed primarily by management of OIL and reviewed by the Company's internal petroleum engineers and are estimates of the expenditures to be incurred in developing and producing the Acquisition's proved natural gas and oil reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Future income taxes are based on currently enacted statutory rates.

                 CADENCE RESOURCES CORPORATION AND SUBSIDIARIES

                 PRO FORMA SUPPLEMENTAL OIL AND GAS INFORMATION
                                    UNAUDITED
                                   (Continued)

The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value nor be considered indicative of any trends. Reference should be made to Cadence's financial statements for the year ended December 31, 2005, and the Statement of Combined Revenues and Direct Operating Expenses of the Hudson Properties Purchased from Certain Private Companies included elsewhere herein, for a discussion of the assumptions used in preparing the information presented.

Standardized Measure of Discounted Cash Flow

                                                         Cadence         Acquisition        Pro Forma
                                                     --------------    --------------    --------------
Future gross revenues                                $  632,058,720    $  171,366,212    $  803,424,932
Future production costs                                (182,710,406)      (45,723,694)     (228,434,100)
Future development costs                                (15,073,590)       (5,378,848)      (20,452,438)
                                                     --------------    --------------    --------------
Future net cash flows before income taxes               434,274,724       120,263,670       554,538,394
Future income tax expense                              (101,521,160)      (33,095,558)     (134,616,718)
                                                     --------------    --------------    --------------
Future net cash flows after income taxes                332,753,564        87,168,112       419,921,676
Discount at 10% per annum                              (179,885,324)      (49,231,447)     (229,116,771)
                                                     --------------    --------------    --------------
Standardized measure of discounted future net cash
  flows relating to proved oil and gas reserves      $  152,868,240    $   37,936,665    $  190,804,905
                                                     ==============    ==============    ==============

The following table sets forth the principal sources of change in standardized measure of discounted cash flows.

Change in Standardized Measure

                                                            Cadence         Acquisition        Pro Forma
                                                        --------------    --------------    --------------
Beginning balance                                       $   32,159,710    $   14,766,035    $   46,925,745
                                                        --------------    --------------    --------------
Revisions to reserves proved in prior years:
  Net change in prices and production costs                 85,425,515        35,275,097       120,700,612
  Net change in future development costs                     6,299,524         3,762,524        10,062,048
  Net changes due to revisions in quantity estimates        33,335,739        (6,820,941)       26,514,798
  Net change in accretion of discount                      (66,761,600)       (1,476,610)      (68,238,210)
  Other                                                     38,137,602       (18,477,482)       19,660,120
                                                        --------------    --------------    --------------
Total revisions to reserves proved in prior years           96,436,780        12,262,588       108,699,368

New discoveries and extensions, net of future
  development and production costs                          76,487,826        27,591,472       104,079,298
Purchases of minerals in place                              11,834,500                --        11,834,500
Sale of oil and gas produced, net of production costs       (4,696,416)       (2,396,800)       (7,093,216)
Net change in income taxes                                 (59,354,160)      (14,286,630)      (73,640,790)
                                                        --------------    --------------    --------------

Net change in standardized measure of
  discounted cash flows                                    120,708,530        23,170,630       143,879,160
                                                        --------------    --------------    --------------

Ending balance                                          $  152,868,240    $   37,936,665    $  190,804,905
                                                        ==============    ==============    ==============